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Exhibit 10.2

VOTING AGREEMENT

        THIS VOTING AND PROXY AGREEMENT (this "Agreement") is made and entered into as of April 13, 2008 by and among Cobra Green LLC, a Delaware limited liability company ("Buyer"), and the persons executing this Agreement as "Stockholders" on the signature page hereto (each, a "Stockholder" and collectively, the "Stockholders").

RECITALS

        WHEREAS, concurrently herewith, Buyer, Cobra Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Buyer ("Merger Sub"), and Clayton Holdings, Inc., a Delaware corporation ("Seller"), have entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement") pursuant to which Buyer will acquire Seller by merging Merger Sub with and into Seller (the "Merger");

        WHEREAS, as of the date hereof, each Stockholder is the record and Beneficial Owner of, and has the sole right to vote and dispose of, that number of shares of Seller Common Stock set forth below such Stockholder's name in the signature page hereto;

        WHEREAS, obtaining Seller Stockholders' Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

        WHEREAS, as an inducement to Buyer and Merger Sub to enter into the Merger Agreement and incurring the obligations therein, Buyer has required that each Stockholder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

        Section 1.1    Capitalized Terms.    Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

        Section 1.2    Other Definitions.    For the purposes of this Agreement:

          (a)   "Beneficial Owner" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

          (b)   "Owned Shares" means, with respect to each Stockholder, the Shares Beneficially Owned by such Stockholder as of the date of this Agreement and set forth below its name on the signature page hereto and, subject to the limitation set forth in Section 2.2 of this Agreement, any Shares acquired by such Stockholder after the date of this Agreement.

          (c)   "Shares" means shares of common stock, $0.01 par value per share, of Seller and all shares or other voting securities into which such shares of common stock may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of such common stock and entitled to vote in respect of the matters contemplated by Article II.

          (d)   "Transfer" means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance or other disposition of such security or the Beneficial Ownership thereof (including by operation of Law), or the entry into any Contract to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting power of such security or other rights in or of such security.

II. AGREEMENT TO VOTE

        Section 2.1    Agreement to Vote.    Subject to the terms and conditions hereof, each Stockholder irrevocably and unconditionally agrees that from and after the date hereof and until the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (such earlier occurrence being the "Expiration Time"), at any meeting (whether annual or special, and at each adjourned or postponed meeting) of the Seller Stockholders, however called, each Stockholder will (x) appear at such meeting or otherwise cause its Owned Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote, or instruct to be voted, all of such Stockholder's Owned Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of the approval of any other matter that is required by applicable Law or a Governmental Authority to be approved by the Seller Stockholders to consummate the transactions contemplated by the Merger Agreement, including the Merger, (C) against any Acquisition Proposal other than the Merger or the Merger Agreement, and without regard to the terms of such Acquisition Proposal, (D) against any proposal made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, including the adoption thereof or the consummation thereof, (E) against any action or agreement that may reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (F) against any agreement, amendment of any agreement (including the Seller Charter or the Amended and Restated Bylaws of the Seller) or any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or may reasonably be expected to result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Seller, Buyer or Merger Sub under the Merger Agreement, which may reasonably be expected to materially and adversely affect Seller, Buyer or Merger Sub or their respective abilities to consummate the transactions contemplated by the Merger Agreement within the time periods contemplated thereby.

        Section 2.2    Additional Shares.    Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Seller of the number of any new Shares with respect to which Beneficial Ownership is acquired by such Stockholder, if any, after the date hereof and before this Agreement is terminated pursuant to Section 5.1. Any such Shares shall automatically become subject to the terms of this Agreement as though owned by such Stockholder as of the date hereof; provided, however that the terms of this Agreement shall not apply to any Shares acquired by the Stockholders following the date hereof which, when added to the aggregate number of Shares then Beneficially Owned by the Stockholders, would provide the Stockholders with Beneficial Ownership in the aggregate of more than 40% of the Seller's then outstanding Shares (and for the avoidance of doubt, such acquired Shares shall not be deemed Owned Shares for purposes of this Agreement).

        Section 2.3    Restrictions on Transfer, Etc.    Each Stockholder agrees, from the date hereof until this Agreement is terminated pursuant to Section 5.1, not to (i) directly or indirectly Transfer any Owned Shares, (ii) tender any Owned Shares into any tender or exchange offer or otherwise, or (iii) grant any proxy with respect to such Stockholder's Owned Shares, deposit such Stockholder's Owned Shares into a voting trust, enter into a voting agreement with respect to any of such Stockholder's Owned Shares or otherwise restrict the ability of such Stockholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void.

        Section 2.4    Proxies.    Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Owned Shares. Each Stockholder will, if requested by Seller, (i) with respect to Owned Shares for which it is the record owner, grant a proxy appointing Eugene A. Gorab and Barry P. Marcus collectively, but each with full power of substitution, as such Stockholder's attorney-in-fact and proxy, for and in such Stockholder's name, to be counted as present and to vote in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) with respect to Owned Shares for which it is not the record owner, obtain a "legal proxy" from the record owner to vote in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger. Any proxy granted by each Stockholder pursuant to this Section 2.4 shall be automatically revoked upon termination of this Agreement in accordance with its terms.

III. REPRESENTATIONS AND WARRANTIES

        Section 3.1    Representations and Warranties of Stockholders.    Each Stockholder represents and warrants to Buyer as follows:

          (a)   such Stockholder has the requisite capacity and all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (b)   this Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder;

          (c)   assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms;

          (d)   the execution and delivery of this Agreement by such Stockholder does not conflict with or violate any Law or agreement binding upon it, nor require any consent, notification, regulatory filing or approval; and

          (e)   except for restrictions in favor of Buyer pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the "blue sky" Laws of the various States of the United States, such Stockholder owns, beneficially and of record, all of such Stockholder's Owned Shares free and clear of any proxy, voting restriction or other lien and has sole voting power and sole power of disposition with respect to such Stockholder's Owned Shares, and no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of such Stockholder's Owned Shares.

IV. ADDITIONAL COVENANTS OF THE STOCKHOLDERS AND THE COMPANY

        Section 4.1    Disclosure.    Each Stockholder hereby authorizes Buyer, Merger Sub and Seller to publish and disclose in any announcement or disclosure required by the SEC, including the Proxy Statement, such Stockholder's identity and ownership of the Owned Shares and the nature of such Stockholder's obligation under this Agreement.

        Section 4.2    Non-Interference; Further Assurances.    Each Stockholder agrees that prior to the termination of this Agreement, such Stockholder shall not take any action that may reasonably be expected to make any representation or warranty of such Stockholder contained herein untrue or incorrect or may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement. Each Stockholder agrees, without further consideration but at Buyer's expense, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Buyer to confirm and assure the rights and obligations set forth in this Agreement or to consummate the transactions contemplated by this Agreement.

        Section 4.3    No Solicitation.

          (a)   Upon execution of this Agreement, each Stockholder shall and shall cause its Affiliates and Representatives to cease immediately and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to, or that may reasonably be expected to lead to, an Acquisition Proposal.

          (b)   No Stockholder shall, and each Stockholder shall cause its Affiliates and its Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly encourage the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal, (ii) engage or participate in or knowingly facilitate any discussions or negotiations regarding, or furnish any non-public information to any Person (other than Buyer or Merger Sub) in connection with any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any letter of intent, merger agreement, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or similar agreement relating to an Acquisition Proposal, or enter into any agreement or agreement in principle requiring any Stockholder to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or resolve, propose or agree to do any of the foregoing.

        Section 4.4    Waiver of Appraisal Rights.    To the extent permitted by applicable Law, each Stockholder hereby waives any rights of appraisal of rights of dissent from the Merger that Stockholder may have.

V. TERMINATION

        Section 5.1    Termination.    Subject to Section 5.2, this Agreement (i) may be terminated by the mutual written consent of the parties hereto or (ii) shall terminate without further action at the Expiration Time.

        Section 5.2    Effect of Termination.    Upon termination of this Agreement, the rights and obligations of all the parties will terminate and become void without further action by any party except for the provisions of this Section 5.2 and Article VI of this Agreement, which will survive such termination. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any willful breach of this Agreement prior to the time of termination.

VI. GENERAL

        Section 6.1    Notices.    Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile, (i) if to a Stockholder, to the address set forth below such Stockholder's name on the signature page hereto, and (ii) if to Buyer, to the address set forth in Section 9.3 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (A) if delivered by hand or overnight courier service, when such delivery is made at the address specified in this Section 6.1, or (B) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 6.1 and appropriate confirmation is received.

        Section 6.2    No Third Party Beneficiaries, Etc.    This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, or to make any Stockholder responsible for any of Buyer's or Merger Sub's obligations under the Merger Agreement.

        Section 6.3    Severability.    The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 6.4    Assignment.    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be null and void.

        Section 6.5    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        Section 6.6    Interpretation.    The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles and Sections refer to Articles and Sections of this Agreement unless the context requires otherwise. The words "include," "includes" and "including" are not limiting and will be deemed to be followed by the phrase "without limitation." The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (i) in the case of agreements, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person will refer to its predecessors and successors and permitted assigns.

        Section 6.7    Amendments.    This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

        Section 6.8    Extension; Waiver.    At any time prior to the Effective Time, Buyer, on the one hand, and the Stockholders, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (iii) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        Section 6.9    Fees and Expenses.    Except as expressly provided in this Agreement, each party is responsible for its own fees and expenses (including the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entry into of this Agreement and the consummation of the transactions contemplated hereby.

        Section 6.10    Entire Agreement.    This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

        Section 6.11    Rules of Construction.    The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        Section 6.12    Remedies Cumulative.    Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

        Section 6.13    Counterparts; Effectiveness; Execution.    This Agreement may be executed in any number of counterparts, all of which are one and the same agreement. This Agreement will become effective and binding upon each Stockholder when executed by such Stockholder and Seller. This Agreement may be executed by facsimile signature by any party and such signature is deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

        Section 6.14    Specific Performance.    The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 6.15    Governing Law; Jurisdiction and Venue.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of Stockholder and Buyer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

        Section 6.16    WAIVER OF JURY TRIAL.    THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 6.17    Action in Stockholder Capacity Only.    The parties acknowledge that this Agreement is entered into by each Stockholder solely in such Stockholder's capacity as the Beneficial Owner of such Stockholder's Owned Shares and nothing in this Agreement, including the restrictions in Section 4.3, shall in any way restrict or limit any action taken by any Affiliates or Representatives of such Stockholder in his capacity as a director or officer of the Company (but solely in such capacities as director or officer of the Company).

[Remainder of page intentionally left blank. Signature Page Follows.]

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

COBRA GREEN LLC
By:	/s/ EUGENE A. GORAB
	Name:	Eugene A. Gorab
	Title:	President
TA IX L.P.
By:	TA Associates IX LLC, its General Partner
By:	TA Associates, Inc., its Manager
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 6,297,362
TA/ATLANTIC AND PACIFIC IV L.P.
By:	TA Associates AP IV L.P., its General Partner
By:	TA Associates, Inc., its General Partner
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 1,484,323
TA STRATEGIC PARTNERS FUND A L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 128,937

TA STRATEGIC PARTNERS FUND B L.P.
By:	TA Associates SPF L.P., its General Partner
By:	TA Associates, Inc., its General Partner
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 23,142
TA INVESTORS II, L.P.
By:	TA Associates, Inc., its General Partner
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 130,327
TA SUBORDINATED DEBT FUND, L.P.
By:	TA Associates SDF LLC, its General Partner
By:	TA Associates, Inc., its Manager
By:	/s/ ROGER B. KAFKER
	Name:	Roger B. Kafker
	Its:	Managing Director
Owned Shares: 219,136

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  Exhibit 10.2
VOTING AGREEMENT
RECITALS
I. CERTAIN DEFINITIONS
II. AGREEMENT TO VOTE
III. REPRESENTATIONS AND WARRANTIES
IV. ADDITIONAL COVENANTS OF THE STOCKHOLDERS AND THE COMPANY
V. TERMINATION
VI. GENERAL